EXHIBIT 10.02

FIRST AMENDMENT AGREEMENT

This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 17th day of May, 2012 among:

(a)           COLONIAL COMMERCIAL CORP., a New York corporation (“Colonial”);

(b)           UNIVERSAL SUPPLY GROUP, INC., a New York corporation (“Universal”);

(c)           THE RAL SUPPLY GROUP, INC., a New York corporation (“RAL”);

(d)           S&A SUPPLY, INC., a New York corporation (“S&A” and, together with Colonial, Universal and RAL, collectively, “Borrowers” and, individually, each a “Borrower”); and

(e)           KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

WHEREAS, Borrowers and Lender are parties to that certain Credit and Security Agreement, dated as of October 18, 2011, that provides, among other things, for loans and letters of credit aggregating Fifteen Million Dollars ($15,000,000), all upon certain terms and conditions (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrowers and Lender desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Lender agree as follows:

1.            Amendment to Definitions in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Borrowing Base” and “Goldman Associates Short-Term Subordinated Indebtedness” therefrom and to insert in place thereof, respectively, the following:

“Borrowing Base” means an amount equal to the total of the following:

(a)           up to eighty-five percent (85%) of the aggregate amount due and owing on Eligible Accounts Receivable of Borrowers; plus

(b)           the lesser of (i) up to fifty-five percent (55%) of the aggregate of the cost or market value (whichever is lower), as determined on a first-in first-out basis in accordance with GAAP, of the Eligible Inventory of Borrowers, or (ii) Six Million Five Hundred Thousand Dollars ($6,500,000); plus

(c)           during the Temporary Increase Period, the Temporary Increase Amount; minus

(d)           Reserves, if any;

provided that, anything herein to the contrary notwithstanding, Lender shall at all times have the right to modify or reduce such percentages or dollar amount caps or other components of the Borrowing Base from time to time, in its reasonable credit judgment.

“Goldman Associates Short-Term Subordinated Indebtedness” means unsecured Subordinated Indebtedness from time to time owing by one or more Borrowers to Goldman Associates (other than Indebtedness permitted pursuant to Section 5.8(h)(ii) hereof) and/or Michael Goldman, so long as (a) the aggregate principal amount of all such Subordinated Indebtedness, for all Borrowers, does not exceed (i) from the First Amendment Effective Date through the date that is two days after the last day of the Temporary Increase Period, Five Hundred Thousand Dollars ($500,000) at any time outstanding, and (ii) at all times thereafter, Three Hundred Fifty Thousand Dollars ($350,000) at any time outstanding, (b) each advance made with respect thereto has a maturity date of no more than eighty-nine (89) days after the date of such advance, (c) such Subordinated Indebtedness is subject to a Subordination Agreement acceptable to Lender, (d) Administrative Borrower shall have provided notice to Lender prior to, or contemporaneously with, the incurrence of all such Goldman Associates Short-Term Subordinated Indebtedness, and (e) such Subordinated Indebtedness is created pursuant to documentation in form and substance satisfactory to Lender.

2.            Additions to Definitions in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“First Amendment Effective Date” means May 17, 2012.

“S&A Lee Bank Account” means that certain Deposit Account numbered 23458 maintained by S&A with Lee Bank.

“Temporary Increase Amount” means Five Hundred Thousand Dollars ($500,000).

“Temporary Increase Period” means the period from the First Amendment Effective Date through August 12, 2012.

3.            Amendment to Commitment and Other Fees Provisions.  Section 2.8 of the Credit Agreement is hereby amended to add the following new subsection (h) at the end thereof:

(h)           Temporary Increase Fee.  Borrowers shall pay to Lender, as consideration for the Temporary Increase Amount, a temporary increase fee from the First Amendment Effective Date to and including the last day of the Temporary Increase Period, payable monthly, at a rate per annum equal to fifty (50) basis points multiplied by the Temporary Increase Amount.  The temporary increase fee shall be payable in arrears, on June 1, 2012 and continuing on each Regularly Scheduled Payment Date thereafter during the Temporary Increase Period and on the last day of the Temporary Increase Period.

4.            Amendment to Post-Closing Conditions.  Section 4.3 of the Credit Agreement is hereby retroactively amended, effective as of the Closing Date, to delete Section 4.3 therefrom.

5.            Retroactive Amendment to Permitted Borrowing Covenant Provisions.  Section 5.8 of the Credit Agreement is hereby retroactively amended, effective as of the Closing Date, to delete subsection (h) therefrom and to insert in place thereof the following:

(h)           (i) unsecured Subordinated Indebtedness owing to the Investor Subordinated Creditors (other than Goldman Associates), in an aggregate principal amount not to exceed Two Hundred Seventy Thousand Dollars ($270,000), (ii) unsecured Subordinated Indebtedness owing to Goldman Associates, in an aggregate principal amount (excluding any Goldman Associates Short-Term Subordinated Indebtedness) not to exceed One Hundred Seventy-One Thousand Thirty-Three Dollars ($171,033), and (iii) secured Subordinated Indebtedness owing to Goldman Associates (excluding any Goldman Associates Short-Term Subordinated Indebtedness) not to exceed Seven Hundred Fifty Thousand Dollars ($750,000); so long as, in each case, such Subordinated Indebtedness is subject to a Subordination Agreement acceptable to Lender; and

6.            Retroactive Amendment to Permitted Lien Covenant Provisions.  Section 5.9 of the Credit Agreement is hereby retroactively amended, effective as of the Closing Date, to delete subsection (i) therefrom and insert in place thereof the following new subsection (i):

(i)           Liens securing the Subordinated Indebtedness owing to Goldman Associates permitted pursuant to Section 5.8(h)(iii) hereof.

7.            Amendment to Restricted Payments Covenant Provisions.  Section 5.15 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and insert in place thereof the following:

(a)           so long as no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, Borrowers may make regularly scheduled payments of principal and interest with respect to the Subordinated Indebtedness (including, without limitation, the Goldman Associates Short-Term Subordinated Indebtedness) owing to the Investor Subordinated Creditors; provided that no such payments shall be made with respect to the Goldman Associates Short-Term Subordinated Indebtedness until two days after the termination of the Temporary Increase Period.

8.            Retroactive Amendment to Collateral Covenant Provisions.  Section 5.22 of the Credit Agreement is hereby retroactively amended, as of the Closing Date, to delete subsections (e) and (g) therefrom and insert in place thereof, respectively, the following:

(e)           with respect to each Deposit Account that is not maintained with Lender (other than the Colonial Wells Fargo Account and the S&A Lee Bank Account), transfer all monies in excess of Twenty-Five Thousand Dollars ($25,000) in such Deposit Account to the Cash Collateral Account no less frequently than two times per week;

(g)           (i) with respect to the Wells Fargo Account, transfer all monies in excess of One Hundred Thousand Dollars ($100,000) in the Wells Fargo Account to the Cash Collateral Account no less frequently than two times per week, (ii) with respect to the S&A Lee Bank Account, transfer all monies in excess of Twenty-Five Thousand Dollars ($25,000) in the S&A Lee Bank Account to the Cash Collateral Account no less frequently than two times per week, and (iii) with respect to both the Wells Fargo Account and the S&A Lee Bank Account, no later than thirty (30) days after the receipt of written notice from Lender, deliver to Lender a Control Agreement for each account, in form and substance satisfactory to Lender if (A) the Revolving Credit Availability shall be less than Five Hundred Thousand Dollars ($500,000) for a period of five days in any period of ten (10) consecutive Business Days, or (B) any Default or Event of Default shall occur;

9.            Closing Deliveries.  Concurrently with the execution of this Amendment, Borrowers shall:

(a)           deliver to Lender an officer’s certificate certifying that, as of the First Amendment Effective Date, the aggregate principal amount of the Goldman Associates Short-Term Subordinated Indebtedness is equal to the Temporary Increase Amount;

(b)           if the Goldman Associates Short-Term Subordinated Indebtedness, as of the First Amendment Effective Date, is owing to Michael Goldman, deliver to Lender a Subordination Agreement for Michael Goldman, in form and substance satisfactory to Lender; and

(c)           pay all legal fees and expenses of Lender in connection with this Amendment.

10.           Representations and Warranties.  Borrowers hereby represent and warrant to Lender that (a) Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers; (d) after giving effect to this Amendment, no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the First Amendment Effective Date as if made on the First Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, Borrowers’ obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

11.           No Course of Dealing.  Borrowers acknowledge and agree that this Amendment is not intended to, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, among Borrowers and Lender that is inconsistent with the express terms of the Loan Documents.

12.           Waiver and Release.  Borrowers, by signing below, hereby waive and release Lender, and its directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

13.           References to Credit Agreement and Ratification.  Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

14.           Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

15.           Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

16.           Severability.  Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

17.           Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER.  BORROWERS AND LENDER, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

COLONIAL COMMERCIAL CORP.

By:	/s/ William Pagano
Name:	William Pagano
Title:	Chief Executive Officer

UNIVERSAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name:	William Pagano
Title:	President

THE RAL SUPPLY GROUP, INC.

By:	/s/ William Pagano
Name:	William Pagano
Title:	Executive Vice President

S&A SUPPLY, INC.

By:	/s/ William Pagano
Name:	William Pagano
Title:	President

KEYBANK NATIONAL ASSOCIATION

By:	/s/Nadine M. Eames
Nadine M. Eames
Vice President

Signature Page to
First Amendment Agreement